UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 3, 2022

PURE HARVEST CORPORATE GROUP, INC.

(Name of registrant as specified in its charter)

Colorado	333-212055	71-0942431
State of Incorporation	Commission File Number	IRS Employer Identification No.

7400 E. Crestline Circle, #130

Greenwood Village, CO 80111

Address of principal executive offices

(800) 924-3716

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

 Item 8.01 Other Events.

On April 27, 2022, PH Invesco, LLC (“PH Invesco”), a secured creditor of Pure Harvest Corporate Group, Inc. and its subsidiaries (“PHCG” or the “Company”), filed a Complaint in the United States District Court for the District of Wyoming, Case No. 22-cv-00094 (the “Wyoming Action”), against Timothy Topp (“Topp”), Eric Boivin (“Boivin”), Cornbuck-Aurora, LLC (“Cornbuck”; together with Topp, O’Shea and Boivin, the “Creditor Group”), PHCG, Sofa King Medicinal Wellness Products, LLC (“SKM”) and Matthew Gregarek (“Gregarek”; together with the Creditor Group, PHCG and SKM, the “Defendant Parties”) asserting, among other claims, counts alleging breach of contract, replevin of collateral, tortious intereference with contract, fraudulent transfer and civil conspiracy. Each of the foregoing, and the other parties referred to below, are hereinafter referred to collectively as the “Parties”.

On June 10, 2022, the Creditor Group filed their Motion to Dismiss Complaint seeking dismissal of the Wyoming Action. Thereafter, on June 30, 2022, PH Invesco dismissed the Creditor Group from the Wyoming Action without prejudice, while PHCG, Pure Harvest Colorado, LLC (“PHCO”), SKM and Gregarek remained as defendants in the Wyoming Action.

On July 7, 2022, PH Invesco filed a Complaint in the District Court for Jefferson County, Colorado, Case No. 2022CV30788 (the “Colorado Action”), against the Creditor Group asserting counts alleging tortious interference with contract, fraudulent transfer and civil conspiracy.

On or around April 4, 2022, PH Invesco, with the assistance of SKM, filed for ownership change and owner suitability with the Marijuana Enforcement Division of the Colorado Department of Revenue (“MED”). PH Invesco holds a senior lien in all assets of PHCG, PHCO and SKM.

On or about July 28, 2022, that certain Assignment, Assumption, and Indemnity Agreement (the “Assignment Agreement”) was entered into between PHCO and PH Invesco. Pursuant to the Assignment Agreement, and subject to the Approvals (as defined below), SKM shall transfer one hundred percent (100%) of its membership interests to PH Invesco, such that PH Invesco shall thereafter be the sole owner of SKM.

Contemporaneously with the execution of the Assignment Agreement, the Parties entered into a Settlement Agreement (the “Settlement Agreement”). Pursuant to the Settlement Agreement, and upon receipt by PH Invesco of one hundred percent (100%) of the membership interests in SKM, subject to the Approvals (as defined below), all obligations owned by PHCG and/or any of its subsidiaries to PH Invesco and/or any affiliated individual or entitiy of PH Invesco, shall be deemed satisfied in full. In addition, PHCG and any of its subsidiaries shall have no further obligation of any kind to PH Invesco or any affiliated individual or entity, except as the obligations created in the Settlement Agreement. Further, PH Invesco agreed to dismiss the Wyoming Action and Colorado Action within three (3) business days of the execution of the Settlement Agreement.

On August 3, 2022, solely to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation, the Parties executed that certain Settlement Agreement, as described above, to resolve any and all claims and disputes between PH Invesco and the Defendant Parties. The consummation of the Assignment Agreement and Settlement Agreement are contingent upon receiving the required approvals from MED and applicable marijuana regulatory agencies in each local jurisdiction where SKM is licensed to operate (the “Approvals”), which are still pending.

As of August 8, 2022, the stipulated motion for dismissal of the Wyoming Action was granted by a court order from the United States District Court for the District of Wyoming.

A copy of the Assignment Agreement and Settlement Agreement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

d)  Exhibits.

Exhibit No.	Description
99.1	Assignment Agreement
99.2	Settlement Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 9, 2022

PURE HARVEST CORPORATE GROUP, INC.

By:	/s/ Matthew Gregarek
Matthew Gregarek
Chief Executive Officer